                                                                   EXHIBIT 10.2




                                AMAZON.COM, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                 JUNE 21, 1996

                               TABLE OF CONTENTS

                                                                                                                            PAGE
1.       Purchase and Sale of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         1.1     Sale and Issuance of Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         1.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

2.       Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         2.1     Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         2.2     Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.3     Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         2.5     Valid Issuance of Preferred and Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.6     Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.7     Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         2.8     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -4-
         2.9     Patents and Trademarks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -4-
         2.10    Compliance with Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         2.11    Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         2.12    Environmental and Safety Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         2.13    Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         2.14    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         2.15    Title to Property and Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         2.16    Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         2.17    Agreements; Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         2.18    Tax Returns and Audits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         2.19    Shareholder Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         2.20    Brokers or Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         2.21    Qualified Small Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-

3.       Representations and Warranties of the Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         3.1     Experience   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.2     Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.3     Rule 144   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.4     No Public Market   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.5     Access to Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -8-
         3.6     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         3.7     Accredited Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-

4.       Conditions of Investor's Obligations at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.1     Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.3     Compliance Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                            PAGE
         4.4     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.5     Blue Sky   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.6     Opinion of Company Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.7     Investor Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-
         4.8     Co-Sale Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -9-

5.       Conditions of the Company's Obligations at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    -9-
         5.1     Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-
         5.2     Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-
         5.3     Blue Sky   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-
         5.4     Investor Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-
         5.5     Co-Sale Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-
         5.6     Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -10-

6.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.1     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.2     Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.3     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.4     Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.5     Notices, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -11-
         6.6     Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-
         6.7     California Corporate Securities Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-
         6.8     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-
         6.9     Finder's Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-
         6.10    Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-
         6.11    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -12-

                               TABLE OF CONTENTS
                                  (CONTINUED)


EXHIBITS
         Exhibit A        Schedule of Investors
         Exhibit B        Amended and Restated Certificate of Incorporation
         Exhibit C        Schedule of Exceptions
         Exhibit D        Investor Rights Agreement
         Exhibit E        Co-Sale Agreement
         Exhibit F        Right of First Refusal Agreement
         Exhibit G        Voting Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made as of the 21st day of June, 1996, by and among AMAZON.COM, INC., a Delaware corporation (the "Company"), with its principal office at 2250 First Avenue South, Seattle, Washington 98134 and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor."

         1.      Purchase and Sale of Stock.

                 1.1      Sale and Issuance of Series A Preferred Stock.

                          (a)     The Company shall adopt and file with the
Secretary of State of Delaware on or before the Closing (as defined below) the Designation of Rights and Preferences of Series A Preferred Stock in the form attached hereto as Exhibit B (the "Designation").

                          (b)     Subject to the terms and conditions of this
Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of shares of the Company's Series A Preferred Stock (the "Series A Preferred") set forth opposite each Investor's name on Exhibit A hereto for the purchase price per share of $14.05 as set forth thereon. The shares of Series A Preferred to be sold pursuant to this Agreement are collectively referred to herein as the "Shares."

                 1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:30 a.m., on June 21, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Shares sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate or certificates representing the Series A Preferred that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or any combination thereof.

         2. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants as follows:

                 2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Certificate of

Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the special counsel to the Investors.

                 2.2 Capitalization. The authorized capital stock of the Company consists of Twenty Five Million (25,000,000) shares of Common Stock ("Common Stock"), of which Two Million Five Hundred Eighty Nine Thousand Seven Hundred Eleven (2,589,711) shares are issued and outstanding on the date of this Agreement and Five Million (5,000,000) shares of Preferred Stock ("Preferred Stock"), of which Five Hundred Sixty Nine Thousand, Three Hundred and Ninety Six (569,396) are designated as Series A Preferred Stock, and none of which is issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved Five Hundred Sixty Nine Thousand, Three Hundred Ninety Six (569,396) shares of Common Stock for issuance upon conversion of the Series A Preferred. The Company has reserved Four Hundred Fourteen Thousand Six Hundred Thirty-Six (414,636) shares of Common Stock for issuance upon exercise of options granted and outstanding as of the date of this Agreement. The Company has reserved Three Hundred Forty-One Thousand Six Hundred Fifteen (341,615) shares of Common Stock for issuance after the date of this Agreement to future employees, consultants and directors of the Company. Other than the shares reserved for issuance described in this paragraph, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws.

                 2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                 2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement"), the Co-Sale Agreement in the form attached hereto as Exhibit E (the "Co-Sale Agreement"), the Right of First Refusal Agreement in the form attached hereto as Exhibit F (the "Right of First Refusal Agreement") and the Voting Agreement in the form attached hereto as Exhibit G (the "Voting Agreement), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares has been taken or will be taken prior to the Closing, and this Agreement, the Investor Rights Agreement and the Co- Sale Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

                 2.5 Valid Issuance of Preferred and Common Stock. The shares of Series A Preferred that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer directly or indirectly created by the Company other than restrictions on transfer under this Agreement, the Investor Rights Agreement, the Right of First Refusal Agreement and the Co-Sale Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer directly or indirectly created by the Company other than restrictions on transfer under this Agreement, the Investor Rights Agreement, the Right of First Refusal Agreement and the Co-Sale Agreement and under applicable state and federal securities laws.

                 2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of the Restated Certificate in the office of the Secretary of State of the State of Delaware, which shall be filed by the Company on or prior to the Closing Date; (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); (iii) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), which shall be filed by the Company promptly following the Closing; and (iv) the compliance with Washington and any other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Based in part on the representations of the Investors set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, from the qualification requirements of Section 25110 of the California Securities Law and from any similar requirement under Washington securities law.

                 2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement, the Investor Rights Agreement or the Co-Sale Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which would be reasonably likely to result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would be reasonably likely to have a material adverse effect on the Company.

                 2.8 Employees. Each employee of the Company has executed a proprietary information agreement, in substantially the form delivered to special counsel to the Investors. To the best knowledge of the Company, no officer or key employee is in violation of any prior employee contract or proprietary information agreement. Each holder of Common Stock of the Company has entered into a Shareholders Agreement in the form provided to special counsel to the Investors. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees.

                 2.9 Patents and Trademarks. The Company has sufficient title to and ownership of all trade secrets, and, to its knowledge, copyrights, information, proprietary rights and processes, patents, trademarks, service marks and trade names necessary for its business as now conducted without any material conflict with or infringement of the rights of others. There are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written, or to its knowledge, oral communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company covenants that it will not, at any time, knowingly conduct its business in such a way as to conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                 2.10 Compliance with Other lnstruments. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement, the Investor Rights Agreement and the Co-Sale Agreement, and the issuance and sale of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

                 2.11 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                 2.12 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation,

                 2.13 Disclosure. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investors pursuant to this Agreement, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investors, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections.

                 2.14 Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                 2.15 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition and repair in all material respects.

                 2.16 Financial Statements. The Company has delivered to the Investors (a) a balance sheet and income statement of the Company as of and for the fiscal year ended December 31, 1995, and (b) a balance sheet and income statement of the Company as of and for the three-month period ended March 31, 1996. The foregoing financial statements, all of which are unaudited, are herein referred to as the "Financial Statements." The balance sheet of the Company as of March 31, 1996 is herein referred to as the "Company Balance Sheet." The Financial Statements fairly present, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods indicated. The Company has no material liabilities or obligations which are not reflected or reserved against in the Company Balance Sheet, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business.

                 2.17     Agreements; Action.

                          (a)     Except for agreements described herein and in
the Investor Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof

                          (b)     There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                          (c)     The Company has not (i) declared or paid any
dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $75,000 or, in the case of indebtedness and/or liabilities individually less than $75,000, in excess of $150,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                          (d)     For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                          (e)     The Company is not a party to and is not
bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or its Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                 2.18 Tax Returns and Audits. The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company, where, if not paid or filed or prepared correctly, would not have a material adverse effect on the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.

                 2.19 Shareholder Agreements. Except for agreements contemplated hereby of even date herewith, there are no agreements, other than agreements, true and complete copies of which the Company has provided to special counsel to the Investors, between the Company and any of the Company's shareholders, or to the best knowledge of the Company, among any of the Company's shareholders, which in any way affect any shareholder's ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws).

                 2.20 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

                 2.21 Qualified Small Business. As of the Closing (without reference to any time after the Closing), the Company is a "qualified small business," as such term is defined in Section 1202 of the Internal Revenue Code of 1986, as amended.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

                 3.1 Experience. Such Investor is experienced in evaluating start-up companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

                 3.2 Investment. Such Investor is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Common Stock acquired upon conversion thereof). Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Common Stock on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

                 3.3 Rule 144. Such Investor acknowledges that the Shares (and the Common Stock issuable upon conversion of the Shares) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Shares (and any Common Stock issued on conversion thereof) only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

                 3.4 No Public Market. Such Investor understands that no public market now exists for any of the securities issued by the Company, and that it is unlikely that a public market will ever exist for the Shares (or the Common Stock issuable upon conversion of the Shares).

                 3.5 Access to Data. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities.

Such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                 3.6 Authorization. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.

                 3.7 Accredited Investor. Such Investor acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal address of the Investor is that set forth on Exhibit A.

         4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                 4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                 4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                 4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of this Agreement.

                 4.4 Board of Directors. Effective upon the Closing, the directors of the Company shall be Messrs. Jeffrey P. Bezos, Tom A. Alberg, and
L. John Doerr.

                 4.5 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

                 4.6 Opinion of Company Counsel. Each Investor shall have received from Perkins, Coie, counsel for the Company, an opinion, dated as of the Closing, reasonably satisfactory to the Investors and their counsel.

                 4.7 Investor Rights Agreement. The Company and each Investor and Jeffrey P. Bezos shall have entered into the Investor Rights Agreement.

                 4.8 Co-Sale Agreement. The Company and each Investor and Jeffrey P. Bezos shall have entered into the Co-Sale Agreement.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

                 5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                 5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2 against delivery of the Shares set forth in the Schedule of Investors attached hereto as Exhibit A by the Company to such Investor.

                 5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

                 5.4 Investor Rights Agreement. Each of the Investors and Jeffrey P. Bezos shall have executed the Investor Rights Agreement on or prior to the date of the Closing.

                 5.5      Co-Sale Agreement.  Each of the Investors and Jeffrey
P. Bezos shall have executed the Co-Sale Agreement on or prior to the date of the Closing.

                 5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

         6.      Miscellaneous.

                 6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

                 6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby for a period of three
(3) years, whereupon they shall cease and be of no further force and effect. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

                 6.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

                 6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the outstanding Shares (whether or not converted) may waive or amend, on behalf of all Investors and other holders of Shares, any provisions hereof benefitting the Investors so long as the effect thereof will be that all such Investors and other holders of Shares will be treated equally.

                 6.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given three (3) business days after proper deposit in the
U. S. Mail.

                 6.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                 6.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                 6.8 Expenses. The Company and each Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay, promptly after the Closing, the reasonable, itemized legal fees and expenses of Wilson Sonsini Goodrich & Rosati ("WSGR"), special counsel to the Investors, up to an aggregate maximum of $15,000.

                 6.9 Finder's Fee. The Company and the Investors shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investors, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

                 6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                 6.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.



                     (This space intentionally left blank.)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



AMAZON.COM, INC.


By:  Jeff P. Bezos
   ----------------------------------
     Jeffrey P. Bezos, President and
         Chief Executive Officer







        [SIGNATURE PAGE FOR SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

KLEINER, PERKINS, CAUFIELD &
      BYERS VIII


By:  L. John Doerr
   -------------------------------------
     General Partner of KPCB VIII
     Associates, the General Partner of
     Kleiner, Perkins, Caufield & Byers VIII


KPCB INFORMATION SCIENCES
      ZAIBATSU FUND II


By:  L. John Doerr
   -------------------------------------
     General Partner of KPCB VIII
     Associates, the General Partner of
     Kleiner, Perkins, Caufield & Byers VIII



        [SIGNATURE PAGE FOR SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                                                                 NO. OF
                                                                SHARES OF        AGGREGATE PURCHASE
                                                                 SERIES A         PRICE OF SERIES A
                        INVESTOR                                PURCHASED             PURCHASED
----------------------------------------                        ---------        ------------------
Kleiner, Perkins, Caufield & Byers, VIII                         555,161           $7,800,012.05
2750 Sand Hill Road                                              -------           -------------
Menlo Park, CA  94025

KPCB Information Sciences Zaibatsu Fund II                        14,235           $  200,001.75
2750 Sand Hill Road                                              -------           -------------
Menlo Park, CA  94025
                               TOTAL:                            569,396           $8,000,013.80
                                                                 -------           -------------
